Exhibit 10.12

VMWARE, INC.

2007 EQUITY AND INCENTIVE PLAN

FORM OF

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) dated as of [            ] (“Grant Date”), is between VMware, Inc., a Delaware corporation (the “Company”), and [            ] (the “Participant”), relating to options granted under the VMware, Inc. 2007 Equity and Incentive Plan (the “Plan”). Capitalized terms used in this Agreement without definition shall have the meaning ascribed to such terms in the Plan.

1. Grant of Equity Option, Equity Option Price and Term.

(a)	The Company grants to the Participant an option (the “Option”) to purchase [ ] shares of Stock, at a price of $[ ] per share, subject to the provisions of the Plan and the terms and conditions herein. The Option is not an incentive stock option within the meaning of Section 422 of the Code.

(b)	The term of this Option shall be a maximum period of six (6) years from the Grant Date (the “Option Period”). During the Option Period, the Option shall be exercisable as of the date set forth below according to the percentage set forth opposite such date, subject to the Participant’s continued employment with the Company, a Subsidiary or the Parent:

Date	Cumulative Percentage Exercisable

(c)

Notwithstanding the foregoing, unless otherwise determined by the Committee in its sole discretion, in the event the Participant incurs a termination of employment for any reason whatsoever such that the Participant is no longer employed by any of the Company, the Subsidiaries or the Parent, then the Option, to the extent not otherwise exercisable shall terminate and to the extent exercisable at the time of such termination, may be exercised for the lesser of ninety (90) days from the date of such termination of employment or the remainder of the Option Period, unless such termination is (i) for Cause, in which case the Option will terminate immediately or (ii) due to the Participant’s death or disability (as defined under the applicable long-term disability plan of the Company or a Subsidiary, or, if there is no such plan, as determined by the Committee), in which case the Option shall become 100% exercisable and may be exercised for three (3) years from the date of such termination of employment or if earlier, the remainder of the Option Period. The occurrence of any of the following, as reasonably determined by the Company in good faith, shall constitute “Cause,” provided that the Participant has been given notice by the

Company of the existence of Cause and, if the existence of Cause is curable, a reasonable opportunity to cure the existence of such Cause:

(i)	willful neglect, failure or refusal by the Participant to perform his or her employment duties (except resulting from the Participant’s incapacity due to illness) as reasonably directed by his or her employer;

(ii)	willful misconduct by the Participant in the performance of his or her employment duties;

(iii)	the Participant’s indictment for a felony (other than traffic related offense) or a misdemeanor involving moral turpitude; or

(iv)	the Participant’s commission of an act involving personal dishonesty that results in financial, reputational, or other harm to the Company and its affiliates and subsidiaries, including, but not limited to, an act constituting misappropriation or embezzlement of property.

(d)	Unless otherwise determined by the Committee, the Option granted hereunder is not transferable by the Participant except by will or the laws of descent and distribution.

(e)	The Company shall not be required to issue any fractional shares of Stock pursuant to this Option.

2. Exercise.

(a)	Unless otherwise determined by the Committee, the Option shall be exercisable during the Participant’s lifetime only by the Participant (or his or her legal representative), and after the Participant’s death only by the Participant’s legal representative. The Option may only be exercised by the delivery to the Company of a properly completed written notice, in form specified by the Committee or its designee, which notice shall specify the number of shares of Stock to be purchased and the aggregate exercise price for such shares, together with payment in full of such aggregate exercise price. Payment shall be made in the manner permitted in Section 6(b)(i)(B) of the Plan or as authorized by the Committee pursuant to such section. The Option may not be exercised unless the Participant agrees to be bound by such documents as the Committee may reasonably require, including, if the Option is exercised prior to an IPO (as defined below), a stockholder’s agreement. The Committee may deny any exercise permitted hereunder if the Committee determines, in its discretion, that such exercise could result in a violation of federal or state securities laws.

(b)

Upon the expiration of the Option Period, if the Option has not yet been exercised and if the Fair Market Value of a share of Stock on the expiration date of the Option Period is greater than the exercise price per share of the Option, then the Company shall effectuate an exercise of the Option whereby the Option is simultaneously exercised and shares of Stock thereby acquired are sold, pursuant to a brokerage or similar arrangement, to use some of the proceeds from such sale as payment of the exercise price and applicable withholding taxes. Remaining shares of Stock upon such exercise shall then be issued to the Participant (or his or her legal representative).

3. Payment of Withholding Taxes. If the Company or any other Subsidiary is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Participant shall be required to pay such amount to the Company prior to delivery of shares of Stock.

4. Plan. The Option is granted pursuant to the Plan, and the Option and this Agreement are in all respects governed by the Plan (the terms of which are incorporated herein by reference) and subject to all of the terms and provisions thereof, except as otherwise set forth herein. The Participant shall be entitled to receive financial statements of the Company if and to the extent required in order to comply with applicable law.

5. Employment Rights. No provision of this Agreement or of the Option granted hereunder shall give the Participant any right to continue in the employ of the Company, a Subsidiary or the Parent, create any inference as to the length of employment of the Participant, affect the right of an employer to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan).

6. Governing Law. This Agreement and the Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (other than its laws respecting choice of law).

7. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

8. Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Company, at the addressed provided below, and the Participant at his address as shown on the Company’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

To the Company:

9. Complete Agreement. This Agreement, those documents expressly referred to herein, and the Plan embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.

On Behalf of the Company:	Participant: